Exhibit 99.1

Contact:	Christina Cha Marketing & Communications Manager Kennedy Wilson (310) 887-6294 ccha@kennedywilson.com www.kennedywilson.com	9701 Wilshire Blvd. Suite 700 Beverly Hills, CA 90212

NEWS RELEASE

KENNEDY WILSON REPORTS FIRST QUARTER 2011 EARNINGS

BEVERLY HILLS, Calif. (May 9, 2011) – Kennedy-Wilson Holdings, Inc. (NYSE: KW) (“Kennedy Wilson” or the “Company”), an international real estate investment and services company, today reported a first quarter 2011 net loss attributable to Kennedy Wilson common shareholders of $1.0 million (or $0.02 per basic and diluted share) compared to a loss of $3.1 million (or $0.08 per basic and diluted share) for the same period in 2010. Net income attributable to Kennedy Wilson common shareholders adjusted for stock-based and merger-related compensation expense (“Adjusted Net Income”) was $171,000 (or $0.00 per basic share) compared to $990,000 (or $0.03 per basic share) for the same period in 2010.

The Company’s earnings before interest, taxes, depreciation and stock-based and merger-related compensation expense (“Adjusted EBITDA”) for the first quarter 2011 were $15.1 million compared to $5.7 million for the same period in 2010.

1Q 2011 Highlights

Investments

•	The Company’s investment account (equity in real estate and loan investments) increased by $20.6 million to $384.3 million at March 31, 2011 from $363.7 million as of December 31, 2010.

•	Kennedy Wilson’s total assets topped $500 million.

Improved Adjusted EBITDA Metrics

•	During the three month period ended March 31, 2011, the Company achieved an Adjusted EBITDA of $15.1 million, a 165% increase from $5.7 million for the same period in 2010.

•	During the three month period ended March 31, 2011, KW Investments achieved an Adjusted EBITDA of $13.8 million, a 176% increase from $5.0 million for the same period in 2010.

•	During the three month period ended March 31, 2011, KW Services achieved an Adjusted EBITDA of $1.8 million, a 38% increase from $1.3 million for the same period in 2010.

Robust Acquisition Program

•	During the three month period ended March 31, 2011, the Company and its partners closed $216 million of real estate acquisitions through direct and joint venture investments.

Kennedy Wilson Reports 1Q 2011 Earnings	- 2 -

Significant Multifamily Platform

•

Kennedy Wilson’s current multifamily platform, owned directly and through joint ventures, consists of 12,906 units (including 1,008 units in escrow and excluding 286 units sold on May 6, 2011) within 78 apartment communities. The units are located in California (53%), the Pacific Northwest (28%) and Japan (19%).

•

The Company’s multifamily portfolio, which is 96% occupied, on a trailing 12-month basis produced an annualized net operating income of $123 million (annualized for communities purchased in 2011 and stabilized for one community in lease up). The current debt associated with these properties is approximately $1.5 billion, and Kennedy Wilson’s equity interest in the portfolio is approximately 30%. In many cases, in addition to ownership percentage, Kennedy Wilson has a promoted interest in the profits of these investments. Management believes that the Company’s multifamily investments are in supply constrained markets which will experience rent growth over the next several years.

•	On May 6, 2011, Kennedy Wilson and its partners sold a 286-unit multifamily project in Anaheim, CA at a 4.8% cap rate.

Expansion of Service Business

•

Management and leasing fees increased by 14% to $5.0 million for the three month period ended March 31, 2011 from $4.4 million for the same period in 2010, driven primarily by higher asset management fees earned through the increased investment of partner equity.

•

Commissions increased by 44% to $2.6 million for the three month period ended March 31, 2011 from $1.8 million for the same period in 2010, driven primarily by increased acquisition fees generated by the Company’s acquisition activities.

Accessed Debt Financing

•	During the three month period ended March 31, 2011, the Company and its equity partners completed $333 million of property level financings at a weighted average interest rate of 2.71%.

•	In April 2011, the Company completed the sale and issuance of $250 million in aggregate principal amount of senior Notes.

“Our first quarter performance reflects the continued growth of the company and in particular, the increase in recurring cash flow from the previous quarter last year,” William McMorrow, chairman and CEO of Kennedy Wilson said. “The company is well capitalized, and we continue to see and pursue buying opportunities.”

Conference Call and Webcast Details

The Company will hold a live conference call and webcast to discuss results at 7:00 a.m. Pacific Time/10:00 a.m. Eastern Time on Tuesday, May 10.

The direct dial-in number for the conference call is (866) 804-6928 for U.S. and Canada callers and (857) 350-1674 for international callers. The access code for the live call is 46550173.

A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 286-8010 for U.S. and Canada callers and (617) 801-6888 for international callers. The access code for the replay is 66361055.

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The webcast will be available at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=217898&eventID=4014457. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson

Founded in 1977, Kennedy Wilson is an international real estate investment and services company headquartered in Beverly Hills, CA with 22 offices in the U.S. and Japan. The company offers a comprehensive array of real estate services including auction, conventional sales, property services and investment management. Through its fund management and separate account businesses, Kennedy Wilson is a strategic investor of real estate investments in the U.S. and Japan. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements

Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. These risks and uncertainties may include these factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the “SEC”), including the Item 1A. “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2010. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filing with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Information

In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (proforma statement of income, Adjusted Net Income, Adjusted Net Income per share and Adjusted EBITDA). Such information is reconciled to its closest GAAP measure in accordance with the SEC rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and the Company’s shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures.

Kennedy Wilson Reports 1Q 2011 Earnings	- 4 -

Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy Wilson Reports 1Q 2011 Earnings	- 5 -

Kennedy-Wilson Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Cash and cash equivalents	$35,493,000	$46,968,000
Accounts receivable	2,569,000	2,097,000
Accounts receivable—related parties	7,337,000	7,062,000
Notes receivable	14,223,000	20,264,000
Notes receivable—related parties	6,749,000	3,837,000
Real estate, net	88,313,000	82,701,000
Investments in joint ventures ($34,719,000 and $34,687,000 carried at fair value as of March 31, 2011 and December 31, 2010)	287,408,000	266,886,000
Loan pool participations	27,092,000	25,218,000
Other assets	8,283,000	8,850,000
Goodwill	23,965,000	23,965,000

Total assets	$501,432,000	$487,848,000

Liabilities and equity

Liabilities
Accounts payable	577,000	1,504,000
Accrued expenses and other liabilities	9,565,000	9,064,000
Accrued salaries and benefits	2,579,000	10,721,000
Deferred tax liability	25,873,000	25,871,000
Notes payable	23,383,000	24,783,000
Borrowings under line of credit	46,750,000	27,750,000
Mortgage loans payable	39,454,000	35,249,000
Junior subordinated debentures	40,000,000	40,000,000

Total liabilities	188,181,000	174,942,000

Equity
Cumulative Preferred stock, $0.0001 par value, 1,000,000 shares authorized, $1,000 per share liquidation preference:
6.00% Series A, 100,000 shares issued as of March 31, 2011 and December 31, 2010, mandatorily convertible on May 19, 2015	—	—
6.452% Series B, 32,550 shares issued as of March 31, 2011 and December 31, 2010, mandatorily convertible on November 3, 2018	—	—
Common stock, $0.0001 par value: 125,000,000 shares authorized, 41,294,596 and 41,177,658 shares issued and 40,180,056 and 41,179,906 shares outstanding as of March 31, 2011 and December 31, 2010, respectively	4,000	4,000
Additional paid-in capital	285,847,000	284,669,000
Retained earnings	16,781,000	17,777,000
Accumulated other comprehensive income	8,156,000	9,043,000
Common stock held in treasury, at cost, $0.0001 par value, 1,114,540 and 1,111,690 held at March 31, 2011 and December 31, 2010, respectively	(11,332,000)	(11,301,000)

Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	$299,456,000	$300,192,000

Noncontrolling interests	13,795,000	12,714,000

Total equity	313,251,000	312,906,000

Total liabilities and equity	$501,432,000	$487,848,000

Kennedy Wilson Reports 1Q 2011 Earnings	- 6 -

Kennedy-Wilson Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three months ended March 31,
	2011	2010
Revenue
Management and leasing fees	$2,449,000	$2,125,000
Management and leasing fees—related party	2,562,000	2,282,000
Commissions	1,551,000	1,382,000
Commissions—related party	1,010,000	431,000
Sale of real estate	417,000	3,937,000
Rental and other income	738,000	669,000

Total revenue	8,727,000	10,826,000

Operating expenses
Commission and marketing expenses	638,000	771,000
Compensation and related expenses	7,832,000	9,102,000
Cost of real estate sold	397,000	2,714,000
General and administrative	2,813,000	1,758,000
Depreciation and amortization	434,000	285,000
Rental operating expense	411,000	241,000

Total operating expenses	12,525,000	14,871,000
Equity in joint venture income	5,256,000	657,000
Interest income from loan pool participations and notes receivable	2,546,000	651,000

Operating income (loss)	4,004,000	(2,737,000)
Non-operating income (expense)
Interest income	38,000	63,000
Interest income—related party	228,000	218,000
Interest expense	(1,529,000)	(2,114,000)

Income (loss) before (provision for) benefit from income taxes	2,741,000	(4,570,000)
(Provision for) benefit from income taxes	(663,000)	1,998,000

Net income (loss)	2,078,000	(2,572,000)
Net income attributable to the noncontrolling interests	(1,038,000)	(568,000)

Net income (loss) attributable to Kennedy-Wilson Holdings, Inc.	1,040,000	(3,140,000)
Preferred dividends and accretion of preferred stock issuance costs	(2,036,000)	—

Net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	(996,000)	(3,140,000)
Other comprehensive loss, net of tax	(887,000)	(196,000)

Total comprehensive loss	$(1,883,000)	$(3,336,000)

Basic and diluted loss per share
Basic and diluted loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(0.02)	$(0.08)

Weighted average number of common shares outstanding	40,022,940	38,980,351

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Kennedy-Wilson Holdings, Inc.

Proforma Statements of Income

(Unaudited)

	Three months ended March 31,
	2011			2010
	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total	Consolidated	Pro Rata Unconsolidated Investments	Proforma Total
Revenue
Management and leasing fees	$5,011,000	$—	$5,011,000	$4,407,000	$—	$4,407,000
Commissions	2,561,000	—	2,561,000	1,813,000	—	1,813,000
Sales of real estate	417,000	6,126,000	6,543,000	3,937,000	—	3,937,000
Rental and other income	738,000	18,482,000	19,220,000	669,000	5,947,000	6,616,000
Interest income	—	3,239,000	3,239,000	—	1,879,000	1,879,000

Total revenue	8,727,000	27,847,000	36,574,000	10,826,000	7,826,000	18,652,000

Operating expenses
Commission and marketing expenses	638,000	—	638,000	771,000	—	771,000
Compensation and related expenses	7,832,000	—	7,832,000	9,102,000	—	9,102,000
Cost of real estate sold	397,000	4,732,000	5,129,000	2,714,000	—	2,714,000
General and administrative	2,813,000	—	2,813,000	1,758,000	—	1,758,000
Rental operating expense	411,000	5,856,000	6,267,000	241,000	2,486,000	2,727,000
Depreciation and amortization	434,000	3,725,000	4,159,000	285,000	1,949,000	2,234,000

Total operating expense	12,525,000	14,313,000	26,838,000	14,871,000	4,435,000	19,306,000
Equity in joint venture income	5,256,000	(5,256,000)	—	657,000	(657,000)	—
Income from loan pool participations and notes receivable	2,546,000	(2,546,000)	—	651,000	(651,000)	—

Operating income (loss)	4,004,000	5,732,000	9,736,000	(2,737,000)	2,083,000	(654,000)
Non-operating income (expense)
Interest income	266,000	(266,000)	—	281,000	(281,000)	—
Interest expense	(1,529,000)	(5,466,000)	(6,995,000)	(2,114,000)	(1,802,000)	(3,916,000)

Income (loss) before (provision for) benefit from income taxes	2,741,000	—	2,741,000	(4,570,000)	—	(4,570,000)
Provision for income taxes	(663,000)	—	(663,000)	1,998,000	—	1,998,000

Net income (loss)	$2,078,000	$—	$2,078,000	$(2,572,000)	$—	$(2,572,000)

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Kennedy-Wilson Holdings, Inc.

Adjusted Net Income

(Unaudited)

	Three months ended March 31, 2011	Three months ended March 31, 2010
GAAP net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(996,000)	$(3,140,000)
Basic shares outstanding	40,022,940	38,980,351
GAAP basic and diluted net income per share	$(0.02)	$(0.08)
GAAP net loss attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(996,000)	$(3,140,000)
Non-GAAP adjustments:
Plus: Merger-related and stock-based compensation expense	1,167,000	4,130,000

Adjusted Net Income	$171,000	$990,000

Basic shares outstanding	40,022,940	38,980,351
Basic non-GAAP Adjusted Net Income per share	$0.00	$0.03

Kennedy-Wilson Holdings, Inc.

Adjusted EBITDA

(Unaudited)

	Three months ended March 31, 2011	Three months ended March 31, 2010
Net income (loss)	$2,078,000	$(2,572,000)
Add back:
Interest expense	1,529,000	2,114,000
Kennedy-Wilson’s share of interest expense included in investment in joint ventures and loan pool participations	5,466,000	1,802,000
Depreciation and amortization	434,000	285,000
Kennedy-Wilson’s share of depreciation and amortization included in investment in joint ventures	3,725,000	1,949,000
Income taxes	663,000	(1,998,000)
Merger-related compensation expense	—	2,215,000
Stock-based compensation expense	1,167,000	1,915,000

Adjusted EBITDA	$15,062,000	$5,710,000

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